Exhibit 99.1
Nauticus Robotics Announces Results for the Second Quarter of 2024

HOUSTON, Aug. 13, 2024 /PRNewswire/ -- Nauticus Robotics, Inc. (NASDAQ: KITT), a leading innovator in subsea robotics and software, today announced its financial results for the quarter ended June 30, 2024.
"I would like to thank our existing lenders for their continued support. Their steady conversion of warrants and convertible debentures improve our market cap and reduce our interest burden and our leverage," said John Gibson, Nauticus' CEO and President. "We successfully completed Phase I of a program for the largest offshore producer in Brazil. This phase has been billed and collected. We expect to complete Phase II without additional deepwater tests and can execute a significant portion of Phase III while in the Gulf of Mexico this year. We are committed to delivering supervised autonomy to subsea assets during Q3."
Operational Highlights
Vehicle 2 Testing: Nauticus' flagship vehicle, Aquanaut Mark 2 (Vehicle 2), underwent planned maintenance this quarter before shipping to Florida Atlantic University (FAU) for open water testing of capabilities refined after the vehicle's initial Gulf of Mexico (GOM) testing during the first half of the year. The vehicle is planned to ship to Louisiana this month in anticipation of completing qualification testing.
Vehicle 1 Assembly: Vehicle 1 deepwater electronics upgrades are ongoing. Once the vehicle is fully assembled it is planned to ship to FAU to continue development and testing of the next set of vehicle capabilities. Vehicle 1 will become the test and qualification vehicle for these capabilities while Vehicle 2 remains revenue generating. Once new capability qualifications are complete, they will be loaded onto Vehicle 2 to expand Nauticus' revenue generating opportunities by having two working vehicles with additional capabilities.
Vehicle 3 Assembly: Assembly of Vehicle 3 remains pending. Company focus has been on Vehicles 1 and 2 throughout the quarter.
FAU versus GOM Testing: The partnership with FAU for open water testing allows Nauticus to continue testing Vehicle 2 at a reduced cost compared to GOM open water testing. In addition, FAU provides the team with warehousing and shop facilities to perform minor maintenance as needed.

The Atlantic Coast provides multiple deepwater locations close to shore containing bottom artifacts to fully test sensors and capabilities. These benefits will continue with testing of Vehicle 1 once its deepwater upgrades are complete.
Revenue: Nauticus reported second-quarter revenue of $0.5 million, compared to $1.1 million for the prior-year period and $0.5 million for the prior quarter. Q2 includes revenue recognized for the largest South American deepwater operator, an important step in reducing dependence on historical defense revenues.
Operating Expenses: Total expenses during the second quarter were $6.5 million, a $1.5 million decrease from the prior-year period, and a $0.5 million increase from Q1 2024.
Net Income: For the second quarter, Nauticus recorded a net loss of $5.4 million, or basic loss per share of $2.75. This compares with a net income of $20.7 million from the same period in 2023, and a net income of $0.4 million in the prior quarter.
Adjusted Net Loss: Nauticus reported adjusted net loss of $9.0 million for the second quarter, compared to $6.8 million for the same period in 2023. Adjusted net loss is a non-GAAP measure which excludes the impact of certain items, as shown in the non-GAAP reconciliation table below.
2024 G&A Cost: Nauticus reported G&A second-quarter costs of $3.2 million, which is a decrease of $2.3 million compared to the same period in 2023.
Balance Sheet and Liquidity
As of June 30, 2024, the Company had cash and cash equivalents of $8.1 million, compared to $0.8 million as of December 31, 2023.
In Q2, the Company closed additional debt financing of $1 million and raised $9.4 million through an at-the-market equity offering to provide liquidity needed for operations and testing.
Conference Call Details
Nauticus will host a conference call on August 14, 2024 at 10:00 a.m. Central Daylight Time (11:00 a.m. EDT) to discuss its results for the quarter ending June 30, 2024. To participate in the earnings conference call, participants should dial toll free at 800-445-7795, conference ID: KITT, or access the listen-only webcast at the following link: https://events.q4inc.com/attendee/706796022. A link to the webcast will also be available on the Company's website (https://ir.nauticusrobotics.com/). Following the conclusion of the call, a recording will be available on the Company's website.
About Nauticus Robotics
Nauticus Robotics, Inc. develops autonomous robots for the ocean industries. Autonomy requires the extensive use of sensors, artificial intelligence, and effective algorithms for perception and decision allowing the robot to adapt to changing environments. The company's business model includes using robotic systems for service, selling vehicles and components, and licensing of related software to both the commercial and defense business sectors. Nauticus has designed and is currently testing and certifying a new generation of vehicles to reduce operational cost and gather data to maintain and operate a wide variety of subsea infrastructure. Besides a standalone service offering and forward-facing products, Nauticus' approach to ocean robotics has also resulted in the development of a range of technology products for retrofit/upgrading traditional ROV operations and other third-party vehicle platforms. Nauticus' services provide customers with the necessary data collection, analytics, and subsea manipulation capabilities to support and maintain assets while reducing their operational footprint, operating cost, and greenhouse gas emissions, to improve offshore health, safety, and environmental exposure.

Cautionary Language Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Act"), and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Such forward-looking statements include but are not limited to: the expected timing of product commercialization or new product releases; customer interest in Nauticus' products; estimated operating results and use of cash; and Nauticus' use of and needs for capital. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words "believes," "estimates," "expects," "projects," "forecasts," "may," "will," "should," "seeks," "plans," "scheduled," "anticipates," "intends," or "continue" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Nauticus' management's current expectations and beliefs, as well as a number of assumptions concerning future events. There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Nauticus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Nauticus has filed or will file from time to time with the Securities and Exchange Commission (the "SEC") for a more complete discussion of the risks and uncertainties facing the Company and that could cause actual outcomes to be materially different from those indicated in the forward-looking statements made by the Company, in particular the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in documents filed from time to time with the SEC, including Nauticus' Annual Report on Form 10-K filed with the SEC on April 10, 2024. Should one or more of these risks, uncertainties, or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The documents filed by Nauticus with the SEC may be obtained free of charge at the SEC's website at www.sec.gov

NAUTICUS ROBOTICS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$ 8,122,943	$ 753,398
Restricted certificate of deposit	51,223	201,822
Accounts receivable, net	176,458	212,428
Inventories	2,217,507	2,198,797
Contract assets	482,576	-
Prepaid expenses	1,283,088	1,889,218
Other current assets	490,419	1,025,214
Assets held for sale	289,430	2,940,254
Total Current Assets	13,113,644	9,221,131

Property and equipment, net	16,500,849	15,904,845
Operating lease right-of-use assets	1,380,434	834,972
Other assets	204,296	187,527
Total Assets	$ 31,199,223	$ 26,148,475

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$ 5,594,270	$ 7,035,450
Accrued liabilities	5,212,935	7,339,099
Contract liability	457,872	2,767,913
Operating lease liabilities - current	420,910	244,774
Total Current Liabilities	11,685,987	17,387,236
Warrant liabilities	1,192,693	18,376,180
Operating lease liabilities - long-term	1,035,713	574,260
Notes payable - long-term, net of discount (related party)	46,644,908	31,597,649
Total Liabilities	$ 60,559,301	$ 67,935,325

Stockholders' Deficit
Common stock, $0.0001 par value; 625,000,000 shares authorized, 4,131,426 and 1,389,884 shares issued, respectively, and 4,131,426 and 1,389,884 shares outstanding, respectively (As adjusted)	$ 413	$ 139
Additional paid-in capital (As adjusted)	94,390,920	77,004,714
Accumulated deficit	(123,751,411)	(118,791,703)
Total Stockholders' Deficit	(29,360,078)	(41,786,850)
Total Liabilities and Stockholders' Deficit	$ 31,199,223	$ 26,148,475

NAUTICUS ROBOTICS, INC. Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023

Revenue:
Service	$ 501,708	$ 464,354	$ 1,128,115	$ 966,062	$ 3,948,395
Service - related party	-	-	-	-	500
Total revenue	501,708	464,354	1,128,115	966,062	3,948,895
Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	2,875,394	2,093,955	1,900,602	4,969,349	4,832,869
Depreciation	411,586	426,185	53,209	837,771	326,308
Research and development	—	63,534	482,761	63,534	709,728
General and administrative	3,227,288	3,430,010	5,560,565	6,657,298	10,773,209
Total costs and expenses	6,514,268	6,013,684	7,997,137	12,527,952	16,642,114

Operating loss	(6,012,560)	(5,549,330)	(6,869,022)	(11,561,890)	(12,693,219)

Other (income) expense:
Other (income) expense, net	118,274	(96,473)	746	21,801	1,153,127
Gain on lease termination	(8,532)	(15,365)	(3,908)	(23,897)	(3,908)
Foreign currency transaction loss (gain)	4,296	5,147	(17,709)	9,443	(27,593)
Loss on exchange of warrants	-	-	590,266	-	590,266
Change in fair value of warrant liabilities	(4,422,701)	(8,309,623)	(29,668,454)	(12,732,324)	(27,431,550)
Interest expense, net	3,669,423	2,453,372	1,556,597	6,122,795	6,491,664
Total other income, net	(639,240)	(5,962,942)	(27,542,462)	(6,602,182)	(19,227,994)

Net income (loss)	$ (5,373,320)	$ 413,612	$ 20,673,440	$ (4,959,708)	$ 6,534,775

Basic earnings (loss) per share (As adjusted)	$ (2.75)	$ 0.33	$ 18.62	$ (2.97)	$ 5.90
Diluted earnings (loss) per share (As adjusted)	$ (2.75)	$ (4.06)	$ 17.70	$ (2.97)	$ 5.79

Basic weighted average shares outstanding (As adjusted)	1,950,563	1,239,881	1,110,091	1,667,187	1,107,580
Diluted weighted average shares outstanding (As adjusted)	1,950,563	1,853,967	1,231,814	1,667,187	1,127,853

NAUTICUS ROBOTICS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months ended June 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$ (4,959,708)	$ 6,534,775
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	837,771	326,308
Amortization of debt discount	3,242,443	1,878,376
Amortization of debt issuance cost	312,440	-
Accretion of RCB Equities #1, LLC exit fee	48,475	-
Stock-based compensation	1,339,965	3,077,027
Loss on exchange of warrants	-	590,266
Change in fair value of warrant liabilities	(12,732,324)	(27,431,550)
Non-cash impact of lease accounting	171,962	145,253
Gain on disposal of assets	(3,102)	-
Write off of property and equipment	29,350	-
Gain on lease termination	(23,897)	-
Gain on short-term investments	-	(40,737)
Changes in current assets and liabilities:
Accounts receivable	35,969	319,940
Inventories	(18,710)	(5,869,092)
Contract assets	(482,576)	(37,341)
Other assets	1,232,368	(1,045,514)
Accounts payable and accrued liabilities	(1,715,646)	8,733,185
Contract liabilities	(2,310,041)	-

Operating lease liabilities	(55,937)	(193,257)
Net cash used in operating activities	(15,051,198)	(13,012,361)

Cash flows from investing activities:
Capital expenditures	(351,942)	(6,102,253)
Proceeds from sale of assets held for sale	419,720	-
Proceeds from sale of property and equipment	6,802	-
Proceeds from sale of short-term investments	-	5,000,000
Net cash from (used in) investing activities	74,580	(1,102,253)

Cash flows from financing activities:
Proceeds from notes payable	14,305,000	-
Payment of debt issuance costs on notes payable	(1,316,791)	-
Proceeds from at-the-market (ATM) offering	9,857,857	-
Payment of at-the-market (ATM) commissions and fees	(499,903)	-
Proceeds from exercise of stock options	-	342,579
Proceeds from exercise of warrants	-	338,055
Net cash from financing activities	22,346,163	680,634

Net change in cash and cash equivalents	7,369,545	(13,433,980)

Cash and cash equivalents, beginning of year	753,398	17,787,159
Cash and cash equivalents, end of year	$ 8,122,943	$ 4,353,179
NAUTICUS ROBOTICS, INC.
Unaudited Reconciliation of Net Income (Loss) Attributable to Common Stockholders (GAAP) to Adjusted Net Loss
 Attributable to Common Stockholders (NON-GAAP)
Adjusted net loss attributable to common stockholders is a non-GAAP financial measure which excludes certain items that are included in net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure. Items excluded are those which the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring.
Adjusted net loss attributable to common stockholders is presented because management believes it provides useful additional information to investors for analysis of the Company's fundamental business on a recurring basis. In addition, management believes that adjusted net loss attributable to common stockholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies such as Nauticus.
Adjusted net loss attributable to common stockholders should not be considered in isolation or as a substitute for net income (loss) attributable to common stockholders or any other measure of a company's financial performance or profitability presented in accordance with GAAP. A reconciliation of the differences between net income (loss) attributable to common stockholders and adjusted net loss attributable to common stockholders is presented below. Because adjusted net loss attributable to common stockholders excludes some, but not all, items that affect net income (loss) attributable to common stockholders and may vary among companies, our calculation of adjusted net loss attributable to common stockholders may not be comparable to similarly titled measures of other companies.

	Three Months Ended			Six Months Ended
	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023

Net income (loss) attributable to common stockholders (GAAP)	$ (5,373,320)	$ 413,612	$ 20,673,440	$ (4,959,708)	$ 6,534,775
Change in fair value of warrant liabilities	(4,422,701)	(8,309,623)	(29,668,454)	(12,732,324)	(27,431,550)
Stock compensation expense	809,310	432,053	1,214,863	1,339,965	3,077,027
Sales and use tax assessment	-	-	-	-	1,189,164
Loss on exchange of warrants	-	-	590,266	-	590,266
Interest and penalties on RRA Amendment	-	-	362,045	-	4,320,690
Adjusted net loss attributable to common stockholders (non-GAAP)	$ (8,986,711)	$ (7,463,958)	$ (6,827,840)	$ (16,352,067)	$ (11,719,628)